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                                                                    Exhibit 23.8

                 Consent of Robert W. Baird & Co. Incorporated

   Robert W. Baird & Co. Incorporated ("Baird") hereby consents to the inclusion in the Proxy Statement/Prospectus of Keane, Inc. and Metro Information Services, Inc., as a part of this Registration Statement on Form S-4 of Keane, Inc of its opinion dated August 20, 2001 and to the references made to Baird in the sections of such Proxy Statement/Prospectus entitled "Summary," "The Merger -- Background of the Merger," and "The Merger--- Opinion of Metro's Financial Advisor--Robert W. Baird & Co. Incorporated." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       ROBERT W. BAIRD & CO. INCORPORATED

                                       By: /s/ Dominick Zarcone

                                       Its:  Managing Director

October 2, 2001